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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated January 20, 2000, accompanying the financial statements of Bank of Santa Clara appearing in the Annual Report on Form 10-K of Bank of Santa Clara for the year ended December 31, 1999 contained in the Registration Statement of Greater Bay Bancorp on Form S-4. We consent to the use of the aforementioned report in the Registration Statement, and to the use of our name as it appears under the headings "Selected Historical and Pro Forma Financial Data" and "Experts."

/s/ GRANT THORNTON LLP

San Jose, California

June 1, 2000